                                                               EXHIBIT 99.(a)(2)

                          GEORGIA-PACIFIC CORPORATION

                                 ELECTION FORM

 TO EXCHANGE ELIGIBLE OPTIONS FOR SHARES OF RESTRICTED STOCK AND ELIGIBLE SARs
   FOR REPLACEMENT SARs PURSUANT TO THE OFFER TO EXCHANGE, DATED MAY 7, 2002

     Please read this election form carefully. If you choose to make or change your election to exchange your eligible options for a lesser number of shares of restricted stock and your eligible SARs for a lesser number of replacement SARs, upon the terms and subject to the conditions set forth in the Offer to Exchange of Georgia-Pacific Corporation, dated May 7, 2003 (the "Offer to Exchange"), we must RECEIVE your election by 11:59 p.m., Atlanta, Georgia Time, on June 4, 2003, or such later time and date to which we may have extended the offer (the "Expiration Date"). You should deliver your properly completed Election Form to:

                         EQUISERVE TRUST COMPANY, N.A.
                                 P.O. Box 8957
                         Edison, New Jersey 08818-9297

              U.S. Participants may also make or change elections:

  By Phone:                                                 By Internet
1-800-435-2911                                    www.eproxyvote.com/gp-exchange

    IF YOU ARE A U.S. PARTICIPANT, WE STRONGLY ENCOURAGE YOU TO MAKE YOUR ELECTION BY USING THE INTERNET OR TELEPHONE. THIS ELIMINATES THE NEED TO RETURN
YOUR ELECTION FORM.                                               -------------
    TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS     SEE REVERSE
SET FORTH IN THE OFFER TO EXCHANGE.                                   SIDE
                                                                  -------------
.................................................................................
        - FOLD AND DETACH HERE IF YOU ARE MAKING AN ELECTION BY MAIL. -

 ON THE REVERSE SIDE OF THIS FORM, YOU MAY ELECT ONE OF THE FOLLOWING CHOICES:
    A. Exchange (1) all of my eligible options for a lesser number of shares of restricted stock, and (2) all of my eligible SARs for a lesser number of replacement SARs, upon the terms and conditions set forth in the Offer to Exchange.

                                       OR

    B.  Exchange none of my eligible options or eligible SARs.

                REPRESENTATIONS AND ACKNOWLEDGMENTS OF EMPLOYEE

    I have received the Offer to Exchange and accept its terms. I understand that if I exchange any of my eligible options and eligible SARs, I must exchange all of my eligible options and eligible SARs. I understand that if I exchange my eligible options and eligible SARs, I will receive (1) a lesser number of shares of restricted stock in exchange for my eligible options, in accordance with the exchange ratios set forth in Section 1 ("Number of Options and SARs; Eligibility; Expiration Date") of the Offer to Exchange, and (2) a lesser number of replacement SARs in exchange for my eligible SARs, in accordance with the exchange ratios set forth in Section 1 of the Offer to Exchange. I understand that the restricted stock and replacement SARs will vest and be delivered as set forth in the Offer to Exchange and are subject to forfeiture.

    I acknowledge that the restricted stock will be subject to the terms and conditions of the Georgia-Pacific Corporation Long-Term Incentive Plan and a Restricted Share Grant Agreement, and that the replacement SARs will be subject to the terms and conditions of the Georgia-Pacific Corporation Long-Term Appreciation Plan and a Replacement SAR Award Agreement. I understand that the Company will send me a final Restricted Share Grant Agreement and/or Replacement SAR Award Agreement (each in the form attached to the Offer to Exchange with all blanks filled in) as promptly as practicable after the exchange date, and I agree to sign and promptly return such agreements to the Company.

    I recognize that, under certain circumstances stated in the Offer to Exchange, the Company may terminate or amend the offer and postpone its acceptance and cancellation of any options or SARs elected for exchange.

    I have reviewed the list of all of my eligible options and eligible SARs, included on the enclosed Grants Eligible for Exchange Report, and agree that such list sets forth all of my eligible options and eligible SARs. If I have selected Election Choice A above, I hereby give up my entire ownership interest in all of my eligible options and eligible SARs and I understand that such options and SARs will become null and void on the date the Company accepts such options and SARs for exchange. I acknowledge that this election is entirely voluntary. I also acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer. I also acknowledge that I will be unable to revoke my election described in this Election Form after 11:59 p.m., Atlanta, Georgia Time, on the Expiration Date.

      Please mark your
  [X] election as in
      this example.


------------------------------------------------------------------------------------------------------------------------------------
                                                CHECK ONE (AND ONLY ONE) BOX BELOW:
------------------------------------------------------------------------------------------------------------------------------------
                                                                        A                                                       B
Exchange (1) all of my eligible options for a lesser number of                                Exchange none of my eligible
shares of restricted stock, and (2) all of my eligible SARs for a     [    ]                  options or eligible SARs.       [    ]
lesser number of replacement SARs, upon the terms and
conditions set forth in the Offer to Exchange
------------------------------------------------------------------------------------------------------------------------------------

                                                                     PLEASE MARK, SIGN, DATE AND RETURN THIS ELECTION FORM PROMPTLY
                                                                     USING THE ENCLOSED RETURN ENVELOPE. By delivering this property completed Election Form, the undersigned hereby accepts the terms and conditions of the Offer to Exchange. The undersigned further acknowledges and agrees that Georgia-Pacific is
                                                                     relying on the representations and acknowledgments of the
                                                                     undersigned set forth on the reverse side of this Election
                                                                     Form under the heading "Representations and Acknowledgments of
                                                                     Employee", and hereby certifies that such representations and acknowledgments are true and correct with respect to the
                                                                     undersigned.


     SIGNATURE________________________________________ DATE _________
     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ELECTION FORM. WHEN SIGNING AS ATTORNEY,
           EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
.....................................................................................................................................
                                  - FOLD AND DETACH HERE IF YOU ARE MAKING AN ELECTION BY MAIL. -




[GEORGIA-PACIFIC LOGO]

GEORGIA-PACIFIC CORPORATION
133 PEACHTREE STREET, N.E.
ATLANTA, GEORGIA 30303

                                 ELECTION FORM

INSTRUCTIONS:

A. You should carefully read the Offer to Exchange, and all other related documents, before you complete this Election Form.

B. You should consult Section 3 ("Procedures for Electing to Exchange Eligible Options and SARs") and Section 4 ("Withdrawal Rights") of the Offer to Exchange for election and delivery instructions.

C. Election of more than one choice on a single form, or modification of this Election Form, will invalidate any election you make on such form.

D. If you wish to change a previously submitted election, you may do so at any time prior to the expiration date. Please refer to Section 4 of the Offer to Exchange for instructions on how to change your Election. HOWEVER, YOU CANNOT ACCEPT THE OFFER OR MAKE ANY CHANGES TO ANY PREVIOUSLY SUBMITTED ELECTION AFTER 11:59 P.M., ATLANTA, GEORGIA TIME, ON THE EXPIRATION DATE.

E. If you have submitted multiple elections, the latest property completed and submitted election that we receive before 11:59 p.m., Atlanta, Georgia Time, on the Expiration Date will be deemed to be your irrevocable election.

Please have your printed Election Form available before you proceed. If you have not already done so, please stop and carefully review the Offer to Exchange, and this printed Election Form, which are the legal documents governing your election.
Please take the opportunity to use one of the three convenient election methods described below.
ELECTION BY PHONE -- 1-800-435-2911
Use any touch-tone telephone to make or change your election 24 hours a day, 7 days a week. Have your Election Form in hand when you call. You will be prompted to enter your Control Number, which is located above, and then follow the simple instructions provided to you by the automated Exchange Program Telephone Election System.
ELECTION BY INTERNET -- www.eproxyvote.com/gp-exchange
Use the internet to make or change your election 24 hours a day, 7 days a week. Have your Election Form in hand when you access the Exchange Program Web Site. You will be prompted to enter your Control Number, which is located above, to obtain your records and create an electronic election.
ELECTION BY MAIL -- Mark and sign as your name appears on the Election Form. When signing as attorney, executor, administrator,trustee or guardian, please give your full title as such.